UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 2013

SUJA MINERALS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

 Attn: Matt Reams, President
10300 W. Charleston Blvd., #13-56
Las Vegas, NV 89135
(Address of principal executive offices)

(702) 425-2873
 (Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On July 31, 2013, the Board of Directors and a majority of the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation authorizing the Board of Directors to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share.  The Board is authorized to issue preferred stock in one or more series with such terms and conditions as may be set by the Board in the Certificate of Designation for a series of preferred stock.  A Certificate of Amendment as to the preferred stock authorization was filed with the Nevada Secretary of State on August 5, 2013.

On August 6, 2013, the Board of Directors approved a Certificate of Designation for 2,500 shares of Series A Convertible Super-Voting Preferred Stock, par value $0.001 per share.  The Series A Convertible Super-Voting Preferred Stock may not be diluted, and are convertible at any time into 25% of the total diluted issued and outstanding shares of the Company’s common stock.  At all times prior to conversion, the Series A Convetible Super-Voting Preferred Stock shall have collective voting rights equal to 50.00% of the total outstanding voting power of the Company.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

            None

(b) Pro forma financial information:

            None

(c) Shell company transactions:

            None

(d) Exhibits

Exhibit 3.03 – Certificate of Amendment to Articles of Incorporation filed August 5, 2013 with the Nevada Secretary of State.

Exhibit 3.04 – Certificate of Designation for Series A Convertible Super-Voting Preferred Stock filed August 6, 2013 with the Nevada Secretary of State.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUJA MINERALS, CORP.

Date: August 13, 2013	By:	/s/ Matt Reams
	Name:	Matt Reams
	Title:	President and CFO